PRESS RELEASE

For Immediate Release

WASTE SERVICES RECEIVES WAIVER FROM SENIOR LENDERS

BURLINGTON, Ontario, August 25, 2004 /PRNewswire-FirstCall/ Waste Services, Inc. (Nasdaq: WSII) today announced that the company had received a waiver from its senior lenders of non-compliance with certain financial covenants contained in its senior credit agreement. The waiver extends through October 5, 2004. Prior to that date, the company intends to negotiate permanent revisions to the credit facility. During the interim period, the company's access to the revolving credit facility will be limited to $10 million in excess of the amounts currently outstanding.

David Sutherland-Yoest, Chairman and Chief Executive Officer, stated "We are pleased with the support we have received from our lenders and will be pursuing appropriate long term amendments to the covenants in our credit agreement. We are also extremely pleased that our new Fort Bend landfill near Houston has commenced operations today."

Waste Services, Inc. is a multi-regional integrated solid waste services company that provides collection, transfer, disposal and recycling services in the United States and Canada. The company's web site is www.wasteservicesinc.com. Information on the company's web site does not form part of this press release.

Safe Harbor for Forward-Looking Statements

Certain matters discussed in this press release are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements describe the company's future plans, objectives and goals. These forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from the plans, objectives and goals set forth in this press release. Factors which could materially affect such forward-looking statements can be found in the company's periodic reports filed with the Securities and Exchange Commission, including risk factors detailed in the company's Form 10-K for the year ended December 31, 2003 and Form 10-Q for the quarter ended June 30, 2004. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.

The forward-looking statements made in this press release are only made as of the date hereof and Waste Services undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For information contact:
Mark A. Pytosh, Executive Vice President
905-319-6054